UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ICON Leasing Fund Eleven, LLC

(Name of Registrant as Specified in Its Charter)

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ICON LEASING FUND ELEVEN, LLC

100 Fifth Avenue

4th Floor

New York, New York 10011

(212) 418-4700

March 8, 2006

Dear Members:

ICON Capital Corp., the Manager of ICON Leasing Fund Eleven, LLC (“Fund Eleven”), is asking for your consent to amend and restate the Limited Liability Company Agreement of Fund Eleven (the “LLC Agreement”) in order to increase the maximum size of the offering of Shares of Fund Eleven from up to $200,000,000 to up to $375,000,000 (the “LLC Amendments”). In no event, however, will the offering for Shares of Fund Eleven continue beyond April 21, 2007.

The LLC Amendments are explained in the enclosed consent solicitation statement (the “Consent Solicitation Statement”). We urge you to read the enclosed materials carefully. If you have any questions or need assistance, please call ACS Securities Services, Inc. at (800) 357-3372.

The period during which consents will be solicited pursuant to the Consent Solicitation Statement will begin on the date hereof and will continue until April 7, 2006, unless extended by the Manager, in its sole discretion, to a later date, which date will not be later than April 24, 2006 (the “Solicitation Period”). Consent Forms received prior to 5:00 p.m., Eastern Time, on the last day of the Solicitation Period will be effective, provided such Consent Form has been properly executed.

As of March 3, 2006, Fund Eleven has raised approximately $137.7 million from 3,794 investors and, if such fundraising in the future is consistent with the fundraising to date, we will hit our maximum offering by June 2006. The Manager believes that it is in the best interests of the Members and Fund Eleven to increase the size of the offering because the additional funds that are made available to Fund Eleven from the sale of additional Shares will enable Fund Eleven to explore additional opportunities to diversify Fund Eleven’s equipment portfolio and lessee mix.

The Manager recommends that you vote “FOR” the LLC Amendments to the LLC Agreement in order to increase in the size of the offering.

Your vote is very important. Because approval of the LLC Amendments requires the affirmative consent of Members owning more than 50% of the aggregate issued and outstanding Shares as of the close of business on the record date for the consent solicitation, a failure to consent will have the same effect as a vote against the LLC Amendments. Only those Members who held Shares at the close of business on March 3, 2006, the record date, will be entitled to receive the Consent Solicitation Statement and to consent to the LLC Amendments to the LLC Agreement.

IF YOU OWN SHARES IN MULTIPLE ACCOUNTS, FOR EXAMPLE, IN AN IRA AND INDIVIDUALLY, YOU WILL RECEIVE A SEPARATE CONSENT SOLICITATION STATEMENT FOR EACH ACCOUNT. PLEASE RETURN A CONSENT FORM FOR EACH ONE IN ORDER FOR ALL OF YOUR SHARES TO BE VOTED.

Enclosed are a Consent Form and a self-addressed stamped envelope for your convenience. You may also vote by fax to ACS Securities Services, Inc. at (214) 887-7411. Please vote on the LLC Amendments and return your signed Consent Form as soon as possible. Your timely consent is very important.

Very truly yours,

BEAUFORT J.B. CLARKE

Chairman and Chief Executive Officer

ICON Capital Corp., the Manager of Fund Eleven

New York, New York

March 8, 2006

Please complete, date and sign the enclosed Consent Form and return it promptly. A self-addressed, stamped envelope is enclosed for your convenience. You may also vote by fax to ACS Securities Services, Inc. at (214) 887-7411. Members may revoke or withdraw a previously given Consent Form at any time prior to the expiration of the Solicitation Period.

ICON LEASING FUND ELEVEN, LLC

100 Fifth Avenue

4th Floor

New York, New York 10011

(212) 418-4700

CONSENT SOLICITATION STATEMENT

March 8, 2006

THE CONSENT SOLICITATION PERIOD EXPIRES AT 5:00 P.M., EASTERN TIME, ON APRIL 7, 2006, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE EXTENDED, THE “SOLICITATION PERIOD”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

This Consent Solicitation Statement contains information related to the proposed amendments (the “LLC Amendments”) to the Limited Liability Company Agreement (the “LLC Agreement”) of ICON Leasing Fund Eleven, LLC (“Fund Eleven”) in order to increase the size of the offering from up to $200,000,000 to up to $375,000,000.

This Consent Solicitation is being furnished to Members of Fund Eleven to solicit their approval of the LLC Amendments to increase the size of the maximum offering amount from up to $200,000,000 to up to $375,000,000. In May 2005, Fund Eleven, an equipment leasing business, began offering its Shares to investors pursuant to a prospectus, dated April 21, 2005 (as supplemented through the date hereof, the “Prospectus”), in an offering that was anticipated to last for approximately two years and raise a maximum of $200,000,000 to acquire equipment and other property subject to leases, and to acquire ownership rights to items of leased equipment upon expiration of the lease.

As of March 3, 2006, Fund Eleven has raised approximately $137.7 million from 3,794 Members and has issued 137,686.95 Shares. Given the current level of fundraising, and assuming that such level was to continue, the maximum offering amount of $200,000,000 is expected to be reached by June 2006, much earlier than April 2007, as anticipated in the Prospectus. Therefore, ICON Capital Corp., the Manager of Fund Eleven, has determined that it is in the best interest of Fund Eleven and its Members to increase the maximum offering to up to $375,000,000. In order to increase the size of the offering, Fund Eleven’s LLC Agreement must be amended, as set forth in the form of Amended and Restated Limited Liability Company Agreement attached hereto as Exhibit A and which will become the Limited Liability Company Agreement of Fund Eleven if the LLC Amendments are approved by the Members.

This Consent Solicitation Statement is first being sent or given to Members on or about March 8, 2006.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

In this Consent Solicitation Statement, the “Manager,” “we,” “us,” and “our” refer to ICON Capital Corp., the manager of Fund Eleven.

Q:	Why are we seeking your consent?

A:	We are seeking your consent to approve certain amendments to the LLC Agreement of Fund Eleven so that we can increase the maximum offering amount for Fund Eleven from $200,000,000 to $375,000,000.

Q:	Why are we recommending an increase to the maximum offering amount for Fund Eleven?

A:	As of March 3, 2006, 137,686.95 Shares have been issued and are outstanding in Fund Eleven. Accordingly, at the current rate at which investors are subscribing for Shares, we currently estimate that the maximum offering amount provided for in the LLC Agreement could be reached in June 2006, well short of the proposed termination date of the offering of April 2007. Although there can be no assurance that the rate at which investors are subscribing for Shares will continue at the current pace or at all, we are seeking to increase the maximum offering amount for Fund Eleven to take advantage of this increase in demand and thereby increase Fund Eleven’s ability to explore additional opportunities to diversify Fund Eleven’s equipment portfolio and lessee mix. See “Recommendation of the Manager.”

Q:	If I vote in favor of the increase, will the offering period become longer?

A:	No, the offering for Shares of Fund Eleven will not continue beyond April 2007, which is the same as the expected end of the offering originally.

Q:	What are the effects of the LLC Amendments on the current Members of Fund Eleven?

A:	If the LLC Amendments are approved and become effective, and more than $200,000,000 is raised, although there is no assurance of that:

•	the voting power that each Member has with respect to the Shares of Fund Eleven that such Member owns will be diluted;

•	although Members will have a smaller percentage interest in Fund Eleven than if only $200,000,000 were raised, each Member’s initial economic interest in Fund Eleven will remain substantially the same because such Member’s percentage interest will represent an interest in a larger fund. For example, a Member who has a 10% interest in a $200,000,000 fund would have a 5.3% interest in a $375,000,000 fund – in either case the Member’s initial economic interest is the same $20 million (10% of $200,000,000 and 5.3% of $375,000,000);

•	any increase in the offering proceeds raised increases our ability to explore additional opportunities to diversify Fund Eleven’s equipment portfolio and lessee mix;

•	the amount of fees payable to ICON Capital Corp. and its affiliates, including ICON Securities Corp., will be increased. However, as an overall percentage of the gross offering proceeds, the O&O Expenses will decrease from 2.25%, as disclosed in the Prospectus, to 1.90% if the maximum offering amount is raised, because the O&O Expenses will continue to be paid at a rate of 1.50% of the gross offering proceeds for gross offering proceeds in excess of $100,000,000. See “Current Status of the Offering of Fund Eleven’s Shares;” and

•	the amount available for investment after payment of fees and expenses will increase from approximately $162,400,000 to approximately $305,700,000 if the maximum offering amount is raised.

Q:	If I vote in favor of the LLC Amendments, will the amount and timing of my monthly distributions be affected as a result of such increase?

A:	No.

Q:	What are the potential advantages to me if the maximum offering amount for Fund Eleven is increased?

A:	There are two areas where you would potentially benefit from the larger offering amount. First, the larger amount of money available for investments means that we will be able to make more investments on behalf of Fund Eleven. In general, it can be assumed that more investments mean greater diversification for Fund Eleven’s Members. Second, Fund Eleven has operating expenses resulting from costs of administration. Many of these costs, such as the annual financial statement costs, are substantially the same whether or not Fund Eleven is increased in size. As a result, the fixed costs of managing Fund Eleven are spread across more investors, which reduce the impact of these costs on your total return.

Q:	What are the potential disadvantages to me if the maximum offering amount for Fund Eleven is increased?

A:	We carefully select equipment leasing investments for Fund Eleven. If the size of Fund Eleven was extremely large, it could be harder for us to find a supply of quality investments for Fund Eleven. However, we believe that the proposed increase in Fund Eleven’s size will not jeopardize our ability to select quality investments.

Q:	When would the LLC Amendments become effective?

A:	If the LLC Amendments are approved, the LLC Amendments will become effective as soon as practicable after the expiration of the Solicitation Period and the LLC Agreement will be amended and restated in its entirety as set forth in Exhibit A attached hereto.

In order for the increased offering size to become effective, Fund Eleven will file a new registration statement with the Securities and Exchange Commission (the “SEC”), the National Association of Securities Dealers (the “NASD”), and securities regulators in the fifty states and the District of Columbia in order to register the additional Shares for sale to investors. The increase in the offering will not occur until the registration statement is declared effective by the SEC, the NASD has found no objections to the compensation payable to broker-dealers, and the securities regulators of each jurisdiction in which we would anticipate selling the additional Shares has declared the registration effective. There can be no assurance that any or all of those approvals will be obtained or, if obtained, when they will be obtained.

Q.	What happens if the LLC Amendments are not approved?

A.	If the LLC Amendments are not approved, the LLC Agreement will not be amended and restated, a new registration statement will not be filed, and the offering amount for Fund Eleven’s Shares will not be increased and will remain at up to $200,000,000.

Q:	Who is entitled to vote by consent on the LLC Amendments?

A:	All Members who held Shares as of the close of business on March 3, 2006, the record date, are entitled to notice of and to vote by consent on the LLC Amendments. On that date, Fund Eleven had 3,794 Members owning 137,686.95 Shares entitled to vote by consent on the LLC Amendments.

Q:	How do I vote?

A:	To vote on the LLC Amendments, each Member may mark the Consent Form to vote “FOR,” “AGAINST” or to “ABSTAIN” with respect to the LLC Amendments and then sign and return the completed Consent Form to us either in the enclosed postage prepaid envelope or by fax to ACS Securities Services, Inc. at (214) 887-7411.

Failure to return a Consent Form, or signing it and returning it with boxes marked ABSTAIN, has the effect of and will be equivalent to a vote AGAINST the LLC Amendments. A signed Consent Form that is returned without indicating a vote will be voted “FOR” the LLC Amendments.

Q.	Can I change my vote after I submit my Consent Form?

A:	Yes. Even after you have submitted your Consent Form, you may change your vote at any time before the expiration of the Solicitation Period by submitting a properly executed, later dated Consent Form or by giving Fund Eleven a notice of revocation.

Q:	What is the required vote for approval of the LLC Amendments?

A:	The affirmative consent of the Members owning more than 50% of the aggregate issued and outstanding Shares as of the close of business on March 3, 2006, the record date, is required to approve the LLC Amendments.

As of the record date, 137,686.95 Shares were issued and outstanding in Fund Eleven. Accordingly, Members owning more than 68,843.47 Shares must vote “FOR” the LLC Amendments in order for the LLC Amendments to be approved.

Q:	Who will pay the costs incurred in soliciting consents?

A:	We will pay all of the costs and expenses related to the preparation, filing, printing, and mailing of this Consent Solicitation Statement and Consent Form and the solicitation of consents to approve the LLC Amendments. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit your consent on our behalf in person or by telephone, fax or other electronic means. None of these directors, officers and employees will receive any extra compensation for doing this, but we will reimburse them for their out-of-pocket expenses.

We will also reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in connection with distributing this consent solicitation statement and soliciting your consent on our behalf.

We have retained ACS Securities Services, Inc. to assist us in the solicitation of consents, and ACS Securities Services, Inc. will receive fees of approximately $10,000 – 12,000 in the aggregate, plus reimbursement of out-of-pocket expenses, for providing such assistance.

Q:	Who is soliciting my consent?

A:	We are sending you this consent solicitation statement in connection with its solicitation of consents to amend the LLC Agreement in order for us to increase the maximum offering amount of Shares of Fund Eleven from up to $200,000,000 to up to $375,000,000.

Q:	What should I do if I have questions?

A:	If you have any questions about the consent solicitation, the LLC Amendments or this consent solicitation statement, or would like additional copies of this consent solicitation statement or the consent form, you should contact our information agent, ACS Securities Services, Inc., toll-free at (800) 357-3372.

THE CONSENT SOLICITATION

Current Status of the Offering of Fund Eleven’s Shares. As of March 3, 2006, Fund Eleven had sold approximately 137,686.95 Shares, for aggregate gross proceeds of approximately $137.7 million to 3,794 Members.

In addition, as of March 3, 2006, the following fees have been earned and/or paid for the following items to ICON Capital Corp. and its affiliates, including ICON Securities Corp., as well as third parties, in connection with the current offering of Fund Eleven’s Shares:

SalesCommissions:	$10,985,452
UnderwritingFees:	$ 2,754,939
O&OExpense Allowance:	$ 3,566,204

Interests of the Manager and its Affiliates in the LLC Amendments. If the LLC Amendments are approved, the Manager and its affiliates will receive additional fees related to the additional gross offering proceeds raised. The table set forth below shows the additional fees payable to the Manager and its affiliates with respect to a $375,000,000 offering in comparison to a $200,000,000 offering. In addition, because Fund Eleven will be able to acquire a larger portfolio of equipment and leases in the event that we receive more than $200,000,000 in offering proceeds, the Management Fees, Re-Leasing Fees and Re-Sale Fees payable to the Manager will also increase. The exact amount of those fees cannot be determined at this time.

	Maximum Offering of 200,000 Shares	Fees and Expenses as a Percentage of:
		Offering Proceeds	Assets
Offering Proceeds(1)—Assets	$200,000,000	$200,000,000	$436,250,000
Expenses:
Sales Commissions(2)	(16,000,000)	8.00%	3.67%
Underwriting Fees(3)	(4,000,000)	2.00%	0.92%
O&O Expense Allowance (4)	(4,500,000)	2.25%	1.03%

Public Offering Expenses	(24,500,000)	12.25%	5.62%
Acquisition Fees(5)	(13,087,500)	6.54%	3.00%

Fees and Expenses as % of Offering Proceeds(6)(7)		18.79%
Fees and Expenses as % of Assets			8.62%

	Maximum Offering of 375,000 Shares	Fees and Expenses as a Percentage of:
		Offering Proceeds	Assets
Offering Proceeds(1)—Assets	$375,000,000	$375,000,000	$821,250,000
Expenses:
Sales Commissions(2)	(30,000,000)	8.00%	3.65%
Underwriting Fees(3)	(7,500,000)	2.00%	0.91%
O&O Expense Allowance (4)	(7,125,000)	1.90%	0.87%

Public Offering Expenses	(44,625,000)	11.90%	5.43%
Acquisition Fees(5)	(24,637,500)	6.57%	3.00%

Fees and Expenses as % of Offering Proceeds(6)(7)		18.47%
Fees and Expenses as % of Assets			8.43%

(1)	Excluding $1,000 contributed by us to Fund Eleven at the time of its formation. The column entitled “Fees and Expenses as a Percentage of Assets” includes the aggregate purchase price of equipment Fund Eleven would be able to acquire, and upon which it would be obligated to pay acquisition fees, if it were to borrow up to 60% of the purchase price of its investments as is expected.

(2)	Fund Eleven will pay $80.00 per Share sold by broker-dealers as sales commissions, but no sales commission will be paid on Shares sold to us or our affiliates. You may be able to purchase Shares from a broker-dealer who charges a fee based upon the size of your total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per Share sales commission for this investment. If you purchase Shares through a broker-dealer who has agreed with us to waive the sales commission, you would pay Fund Eleven $920.00 per Share and pay an investment management fee to your broker-dealer instead of the sales commission. To the extent Shares are purchased this way, the offering proceeds and the expenses of the offering reflected in this table may be reduced.
(3)	Fund Eleven will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $20.00 for each Share sold (2.00% of the gross offering proceeds assuming all Shares are sold for $1,000 each) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses. A portion of the $20.00 may be paid to selling dealers to reimburse them for marketing expenses, such as sales seminars, conferences and meetings in connection with this offering.
(4)	Fund Eleven will pay us organizational and operating expense allowance, called an “O&O Expense Allowance,” equal to $35.00 for each Share sold (3.50% of the gross offering proceeds assuming all Shares are sold for $1,000 each) if the offering results in gross offering proceeds of $50,000,000 or less. We will reduce the O&O Expense Allowance payable to us by Fund Eleven from $35.00 to $25.00 per Share (2.50% of the gross offering proceeds assuming all Shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $50,000,000 but less than $100,000,000; and from $25.00 per Share to $15.00 per Share (1.50% of the gross offering proceeds assuming all Shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $100,000,000). The O&O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in organizing Fund Eleven and offering Shares for sale, which includes legal, accounting, printing, advertising and promotional expenses for preparing Fund Eleven for registration and then offering and distributing the Shares to the public. The O&O Expense Allowance includes up to 0.5% bona fide due diligence expense reimbursement to be paid to broker-dealers for expenses incurred in performing due diligence on Fund Eleven and the offering. In no event will the amounts paid to NASD member broker-dealers exceed 10.50% of the offering proceeds.
(5)	Acquisition fees are computed by multiplying 3.00% times the total purchase price of Fund Eleven’s investments purchased with both offering proceeds and borrowings, which are estimated in the table above in the column entitled “Fees and Expenses as a Percentage of Assets.” The acquisition fees in the table are calculated assuming that, on average, total indebtedness encumbering investments will equal 60% of the purchase price of all investments, equal to $436,250,000 if Fund Eleven raises $200,000,000 and $821,250,000 if Fund Eleven raises $375,000,000. We will also earn acquisition fees from the reinvestment of equipment sales and operating proceeds into additional items of equipment.
(6)	If 65% of the purchase price of Fund Eleven’s investment assets is paid for with borrowed funds, we would be paid acquisition fees of $14,957,143 if the $200,000,000 maximum offering is achieved and $28,157,143 if the $375,000,000 maximum offering is achieved. If 70% of the purchase price of Fund Eleven’s investment assets is paid for with borrowed funds, we would be paid acquisition fees of $17,450,000 if the $200,000,000 maximum offering is achieved and $32,850,000 if the $375,000,000 maximum offering is achieved. The more debt Fund Eleven incurs to purchase its investment assets, the greater the acquisition fees and related expenses it will pay, which reduces the amount of capital contributions invested in equipment. Based upon our experience in raising and investing funds for similar businesses we manage, the total public offering expenses and acquisition fees paid to us and our affiliates is currently estimated to be $30,852,000 in the first year of Fund Eleven’s operations.
(7)	Fund Eleven intends to establish an initial reserve equal to $5.00 per Share (0.5% of the gross offering proceeds assuming all Shares are sold for $1,000 each), which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.

The LLC Amendments. If the LLC Amendments are approved, the LLC Agreement will be amended and restated to amend Section 5.2(b)’s limitation on interests in Fund Eleven to 200,000 Shares and to amend the definition of “Maximum Offering” in Section 17. In addition, some other minor changes will be made in the LLC Agreement to address comments made by state securities regulators after the effective date of the Prospectus, but that do not reflect a material change to the LLC Agreement. Those changes, as well as those set forth below, are reflected in the form of Amended and Restated LLC Agreement attached hereto as Exhibit A.

Section 5.2(b) of the LLC Agreement will be amended as follows (additions shown in underline and the deletions shown by strikethrough):

“(b)	From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of ~~up to 200,000 Shares~~ the number of Shares outstanding on the Final Closing Date.”

Section 17 of the LLC Agreement sets forth the defined terms used in the LLC Agreement and will be amended as follows (additions shown in underline and the deletions shown by strikethrough):

“Maximum Offering” means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total of up to ~~200,000~~ 375,000 Shares on or before the Final Closing Date.”

In accordance with Section 14.2 of the LLC Agreement, no amendment to the LLC Agreement, including the LLC Amendments proposed herein, will “increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits and Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.” Accordingly, your liability as a Member of Fund Eleven will not be increased in any way as a result of the LLC Amendments and the LLC Amendments will not adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits and Losses for tax purposes or of any investment tax credit amounts of the Company.

In order for the increased offering size to become effective (if the LLC Amendments have been approved), Fund Eleven will file a new registration statement with the SEC, the NASD, and securities regulators in the fifty states and the District of Columbia in order to register the additional Shares for sale to investors. The increase in the maximum offering amount will not occur until the registration statement is declared effective by the SEC, the NASD has found no objections to the compensation payable to broker-dealers, and the securities regulators in each jurisdiction in which we would anticipate selling the additional Shares has declared the registration effective. There can be no assurance that any or all of those approvals will be obtained or, if obtained, when they will be obtained.

The costs and expenses of the registration statement will be paid by Fund Eleven. Those costs and expenses are expected to include filing fees and expenses, legal and accounting fees and expenses, printing, advertising, mailing and other expenses and will be paid out of the O&O Expense Allowance.

Vote Required to Approve the LLC Amendments. The LLC Amendments require the consent of Members owning more than 50% of the aggregate issued and outstanding Shares as of the close of business on the record date. As of the close of business on March 3, 2006, the record date for this consent solicitation, there were 137,686.95 Shares issued and outstanding, held by 3,794 Members of record. Therefore, consents from Members owning in excess of 68,843.47 Shares must be received prior to the expiration of the Solicitation Period in order to approve the LLC Amendments. As of March 3, 2006, no person owned more than 5% of the issued and outstanding Shares of Fund Eleven.

Recommendation of the Manager. The Manager recommends that the Members approve the LLC Amendments because the additional funds that are made available to Fund Eleven from the sale of additional Shares will enable Fund Eleven to explore additional opportunities to diversify Fund Eleven’s equipment portfolio and lessee mix.

The Manager recommends that you vote “FOR” the LLC Amendments to the LLC Agreement in order to increase in the size of the offering.

Voting Procedures. This Consent Solicitation Statement, together with the accompanying Consent Form, is being distributed to you to solicit your consent with respect to the LLC Amendments.

In order for the LLC Amendments to be approved, Members owning more than 50% of the issued and outstanding Shares must vote “FOR” the LLC Amendments prior to the expiration of the Solicitation Period. The Solicitation Period is the time period during which Members may vote for or against or abstain from voting on the LLC Amendments. The Solicitation Period will commence on the date hereof and will continue until April 7, 2006, unless extended by the Manager, in its sole discretion, to a later date, which date will not be later than April 24, 2006. Any Consent Form received prior to 5:00 p.m., Eastern Time, on the last day of the Solicitation Period will be effective provided that such Consent Form has been properly executed.

A signed Consent Form that is returned without indicating a vote will be voted “FOR” the LLC Amendments. Members who fail to return a signed Consent Form by the end of the Solicitation Period or who abstain with respect thereto will be counted as voting “AGAINST” the LLC Amendments. Failure to return a signed Consent Form or an abstention or a vote against the LLC Amendments may cause the LLC Amendments to not become effective.

No Meeting to Be Held. We have not scheduled a special meeting of Fund Eleven’s Members to discuss or vote on the LLC Amendments or this Consent Solicitation Statement. We intend to actively solicit the support of Fund Eleven’s Members for the LLC Amendments and, subject to applicable federal and state securities laws, answer questions about the LLC Amendments and this Consent Solicitation Statement and explain the reasons for our recommendation that the Members vote to approve the LLC Amendments.

Expenses of the Consent Solicitation. We will pay all of the costs and expenses related to the preparation, filing, printing, and mailing of this Consent Solicitation Statement and Consent Form and the solicitation of consents to approve the LLC Amendments. In addition to solicitation by mail, certain of our directors, officers, and employees may, but without compensation other than their regular compensation, solicit your consent on our behalf in person or by telephone, fax or other electronic means.

We have retained ACS Securities Services, Inc. to assist us in the solicitation of consents, and ACS Securities Services, Inc. will receive fees of approximately $10,000 – 12,000 in the aggregate, plus reimbursement of out-of-pocket expenses, for providing such assistance.

We will also reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in connection with distributing this consent solicitation statement and soliciting your consent on our behalf.

BY ORDER OF THE MANAGER OF FUND ELEVEN

BEAUFORT J.B. CLARKE

Chairman and Chief Executive Officer

ICON Capital Corp., the Manager of Fund Eleven

March 8, 2006

Exhibit A

FORM OF AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ICON LEASING FUND ELEVEN, LLC

This Amended and Restated Limited Liability Company Agreement of ICON Leasing Fund Eleven, LLC, is executed as of the          day of                     , 2006 by its manager, ICON Capital Corp., a Connecticut corporation (the “Manager”).

WITNESSETH:

WHEREAS, ICON Leasing Fund Eleven, LLC, (the “Company”) was formed as a Delaware limited liability company pursuant to a Certificate of Formation filed on December 2, 2004, under and pursuant to the Delaware Act on the following terms and conditions.

WHEREAS, The Company’s Members, by a Majority Vote, determined to amend and restate this Agreement in its entirety.

NOW, THEREFORE, this Agreement shall be amended and restated in its entirety as set forth below:

Section 1.    ESTABLISHMENT OF THE COMPANY.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Company established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Members, except as otherwise herein expressly stated.

Section 2.    NAME, PRINCIPAL OFFICE AND ADDRESS.

2.1  Legal Name and Address.

The name of the Company is “ICON Leasing Fund Eleven, LLC.” The principal office and place of business of the Company shall be 100 Fifth Avenue, Fourth Floor, New York, New York 10011 or at such other address as the Manager may from time to time determine and specify by written notice to the Members. The Company may also maintain such other offices and places of business as the Manager may deem advisable at any other place or places within the United States and, in connection therewith, the Manager shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Company qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Company legally to conduct its business in such jurisdictions. The registered office of the Company shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be Corporation Service Company. The Manager may change the registered office and the registered agent of the Company, with written notice to the Members.

2.2  Address of Members.

The principal place of business of the Manager and the places of residence of the other Members shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Member may change his, her or its respective place of residence by giving Notice of such change to the Company (and, in the case of the Manager, by also giving Notice thereof to all of the Members), which Notice shall become effective five (5) days after receipt.

Section 3.    PURPOSES AND POWERS.

3.1  Purposes.

The Company has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to Equipment rental and sales proceeds after the payout of debt associated with the Equipment) in Equipment and Leases of all kinds and purchasing controlling equity interests in Equipment-owning entities or entities owning direct or indirect interests in Equipment; and (b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2  Types of Equipment.

The Equipment acquired by the Company shall be selected from among new or used: (a) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (b) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (c) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (d) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (e) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (f) any real property or leasehold or other interests in real property that are related to any Equipment or Leases; and (g) miscellaneous equipment of any other type which the Manager believes may be an attractive investment.

3.3  Powers.

In furtherance of the above purposes, the Company shall have the power, directly or indirectly:

(a)	to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases;

(b)	to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases;

(c)	to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d)	to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Company and accept such kinds and amounts of security for loans and leases it makes to others as the Manager in its sole and absolute discretion shall deem appropriate; and

(e)	to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Company consistent with the terms of this Agreement.

Section 4.    TERM.

The term of the Company commenced upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on December 2, 2004 and shall terminate at midnight on December 31, 2024, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5.    MEMBERS AND CAPITAL.

5.1  The Manager.

The Manager, as a Member, has contributed $1,000, in cash, as its Capital Contribution to the Company.

5.2  Members.

(a)	The Initial Member shall contribute the sum of $1,000 in cash to the Company. On the first business day following the admission of additional Members, the Initial Member’s $1,000 Capital Contribution shall be returned, without interest, and he shall cease to be a Member. The Members hereby consent to the Initial Member’s withdrawal of his Capital Contribution and waive any right, claim or action they may have against him by reason of his having been a Member.

(b)	From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of up to ~~200,000 Shares.~~ the number of Shares outstanding on the Final Closing Date.

(c)	Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the Manager shall request, which other documents shall be in form and substance satisfactory to the Manager, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the Manager, agree to be bound by all terms and provisions of this Agreement.

(d)	Each Member (other than Affiliated Members) shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Company for each Share or fraction thereof purchased. Each Affiliated Member shall make a Capital Contribution, in cash, in an amount equal to the Net Share Price for each Share or fraction thereof purchased.

(e)	Qualified Plans, including IRAs, need only purchase a minimum of three (3) Shares. All other eligible subscribers must purchase a minimum of five (5) Shares. There is no minimum investment for Members who previously purchased shares of limited liability company interests of any of ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC or limited partnership interests in ICON Income Fund Eight B, L.P. Above such minimum purchase requirements, Members may subscribe for additional Shares or fractions thereof equal to 1/10,000th of a Share or any multiple thereof (unless prohibited by applicable law) at the Net Share Price or Gross Share Price, whichever shall be applicable.

(f)	The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account for investment purposes only; provided, however, that the aggregate number of Shares purchased by the Manager and such Affiliates collectively shall not exceed ten percent (10%) of all Shares subscribed for by non-Affiliated Persons.

(g)	No subscribers shall be admitted to the Company unless and until the Minimum Offering shall be achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send notice to such Member in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as Members shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h)	Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Manager after their receipt by the Company (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent to the subscriber. The Manager retains the unconditional right to refuse to admit any subscriber as a Member.

(i)	Each subscriber who is admitted to the Company as a Member shall, for all purposes of this Agreement, become and be treated as a Member as of the first day immediately following the Closing

Date as of which such subscriber is admitted to the Company or the Final Closing Date next following the acceptance of their subscriptions by the Manager and the receipt by the Manager of all Subscription Monies payable in connection therewith.

(j)	The name and address of each Member and the amount of the Capital Contribution made by such Member are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement if such Member was duly and properly admitted to the Company as a result of such Closing.

(k)	From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania whose Subscription Monies must be held in the Escrow Account until Subscription Monies equal to $10,000,000 shall have been received and accepted), shall be held by the Company in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l)	On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania) or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Member admitted to the Company as a result of such Closing, together with any interest earned thereon, shall be released to the Company. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Company upon a Closing or returned to the subscriber.

5.3  Company Capital.

(a)	No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b)	Except as provided in the Company’s Share Repurchase Plan or Section 10.5 hereof, the Company shall not repurchase any Shares. No Member shall have the right to withdraw or receive any return of such Member’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash.

(c)	Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member’s Capital Contribution or Capital Account; (ii) such Member’s share of Profits and Losses; or (iii) such Member’s share of distributions of Cash From Operations and Cash From Sales.

(d)	Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

5.4  Capital Accounts.

(a)	A separate Capital Account shall be established and maintained for the Manager and for each Member.

(b)	The initial Capital Account balance of each of the Manager and the Initial Member shall be $1,000, representing the purchase of one Share.

(c)	The initial Capital Account balance of each Member shall be the amount of such Member’s Capital Contribution.

(d)	The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Company; and (ii) allocations to such Member of Profits (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Company; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Losses (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof.

(e)	For purposes of this Agreement, a Member who has more than one Share in the Company shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired.

(f)	If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(g)	For any taxable year in which the Company has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(h)	Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

(i)	Notwithstanding anything herein to the contrary, the Members’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Company, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

5.5  Additional Capital Contributions.

(a)	The Manager shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

(b)	No Member shall be required to make any Capital Contribution in addition to the Gross Share Price or Net Share Price paid, as the case may be, for such Member’s Shares pursuant to the Offering.

5.6  Loans by Members.

Except as provided in Section 11.2(a)(iii), no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions upon which such loan was made.

5.7  No Right to Return of Capital.

No Member shall be entitled to demand any distribution of or with respect to such Member’s Capital Contribution or Capital Account.

Section 6.    MANAGER.

6.1  Extent of Powers and Duties.

(a)	General. Except as expressly limited by the provisions of this Agreement, the Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company. Without limiting the generality of the foregoing, the Manager shall provide such personnel and services as the Manager, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Company and the day-to-day management of its assets, and shall possess and enjoy with respect to the Company all of the rights and powers of a manager of a limited liability company to the extent permitted by Delaware law. The Manager may employ on behalf of the Company, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Company’s property, and/or the operation of the business of the Company. The Manager may employ the services of its Affiliates to assist the Manager in its managerial duties, and may compensate all such Persons from the assets of the Company at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Company upon comparable terms; (ii) all services for which the Manager’s Affiliates are to receive compensation from the Company shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the Manager’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the Manager’s Affiliates or less favorable to the Company by the vote or consent of a Majority Interest.

(b) Powers	and Duties.

(i)	General Duties. The Manager shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Company in accordance with this Agreement and in the best interests of the Company. The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Members may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Company.

(ii)

General Powers.    The Manager shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Company, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases and to contract with others to do the same on behalf of the Company; (B) select and supervise the activities of any equipment management agents for the Company; (C)

assure the proper application of revenues of the Company; (D) maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selling Dealers to offer and sell Shares; (F) expend Company capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Manager, for all such purposes; (H) invest any and all funds held by the Company; (I) designate depositories of the Company’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Company as security therefor; (K) hold all or any portion of the Investments and other assets of the Company in the name of one or more trustees, nominees or other entities or agents of or for the Company; (L) establish Reserves; (M) assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Company; and (N) take all such actions and execute all such documents, agreements and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Company or to protect and preserve Company assets to the same extent as if the Manager were itself the owner thereof.

(iii)	Authority to Admit Members. The Manager shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Manager, to effect the admission of Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

(iv)	Authority to Enter into the Dealer-Manager Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Company, to make any and all necessary filings with the NASD to obtain a “no objections” determination from the NASD with respect to the Offering.

(v)	Authority to Enter into Selling Dealer Agreements. The Manager shall have the authority to enter into, on behalf of the Company, or to authorize the Dealer-Manager to so enter into, separate Selling Dealer Agreements with NASD member broker-dealers selected by the Dealer-Manager.

(vi)

Authority to Enter into the Escrow Agreement.    The Manager shall have the authority to enter into, on its own behalf and on behalf of the Company, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania until Subscription Monies for $10,000,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Manager may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii)	Authority to Contract for Insurance. The Manager shall have the authority to cause the Company to purchase and maintain such insurance policies as the Manager, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Company, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Company is not increased thereby.

(viii)	Authority to Enter into Certain Transactions in its Own Name. The Manager shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Company; provided, however, that the Company will not acquire Equipment from any Program, except as expressly provided in this Agreement.

(ix)	Authority to Enter into Joint Ventures. The Manager shall have the authority to cause the Company to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Manager deems necessary or appropriate.

(x)	Authority to Reinvest. During the Operating Period (and the Liquidation Period, to the extent the Manager determines it would benefit Members), the Manager may reinvest all or a substantial portion of the Company’s Cash Flow in additional Investments in furtherance of, and consistent with, the Company’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(c)	Delegation of Powers. Except as otherwise provided under this Agreement or by law, the Manager may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

(d)	Reliance by Third Parties. No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Company be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Manager, or in accepting any instrument signed by the Manager, in the name and behalf of the Company or the Manager.

6.2  Limitations on the Exercise of Powers of Manager.

The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Manager shall be subject to the following in the administration of the Company’s business and affairs:

(a)	Investment Company Status. The Manager shall not exercise its powers in a manner which causes the Company to be deemed an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(b)	Sales and Leases of Equipment from or to the Manager and its Affiliates. The Company shall neither purchase nor sell Investments, nor sell nor lease Equipment, to or from the Manager or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (b), the Company may purchase Affiliated Investments if:

(i)	the Manager determines that making the Affiliated Investment is in the best interests of the Company;

(ii)	such Affiliated Investment is acquired by the Company at a price which does not exceed the sum of (A) the net cost to the Manager or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Manager and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii)	there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the Manager or its Affiliate and the time it is acquired by the Company;

(iv)	neither the Manager nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Company making such Affiliated Investment; and

(v)	at the time the Affiliated Investment is transferred to the Company, the Manager or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Company, (B) borrowing money or obtaining financing for the Company or (C) any other lawful purposes related to the business of the Company.

(c)	Loans to or from the Manager and its Affiliates. No loans shall be made by the Company to the Manager or any of its Affiliates. The Manager or any of its Affiliates, however, may, from time to time, loan or advance funds to the Company (each such loan or advance being hereinafter called a “Company Loan”) in accordance with this subsection (c). The terms of any Company Loan permitted to be made shall include the following:

(i)	any interest payable by the Company in connection with such Company Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Manager or its Affiliate in connection with the borrowing (in the event that the Manager or any Affiliate shall borrow money for the specific purpose of making such Company Loan) or (B) the rate of interest that would be charged to the Company (without reference to the Manager’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Manager nor an Affiliate borrowed money to make such Company Loan);

(ii)	all payments of principal and interest on such Company Loan shall be due and payable within twelve months after the date on which such Company Loan is made; and

(iii)	neither the Manager nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Company Loan (except that the Manager or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Company Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Manager or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Company Loan.

If the Manager or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Company, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Company Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the

Manager or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Company Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O&O Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(d)	No Exchange of Interests for Investments. The Company shall not acquire any Investments in exchange for Shares.

(e)	Joint Venture Investments. The Company may make Investments in Joint Ventures, provided that:

(i)	the Manager shall have determined that:

(A)	such Investment is in the best interests of the Company; and

(B)	such Investment shall not result in duplicate fees to the Manager or any of its Affiliates;

(ii)	in the case of any Joint Venture with any non-Affiliated Person, the Company must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases; and

(iii)	in the case of any Joint Venture with any Program, all of the following conditions are met:

(A)	all Programs, including the Company, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B)	the compensation payable to the Manager or any of its Affiliates by the Company and by each other Program shall be substantially identical; and

(C)	the Company shall have a right of first refusal with respect to the purchase of any Equipment or Lease held by the Joint Venture if the other joint owner decides to sell its interest.

(f)	Sale of All or Substantially All Assets; Dissolution. During the Operating Period, the Manager may not dissolve the Company or sell or otherwise dispose of all or substantially all of the assets of the Company without the Consent of the Majority Interest.

(g)	No Investments in Other Programs. The Company shall not invest in any other Program; provided, however, that nothing herein shall preclude the Company from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(h)	Exclusive Right to Sell Company Equipment. The Company shall not give the Manager or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Equipment for the Company.

6.3  Limitation on Liability of the Manager and its Affiliates; Indemnification.

(a)	Except in the case of negligence or misconduct, neither the Manager nor any of its Affiliates (sometimes referred to as an “Indemnitee”) shall be liable, responsible or accountable in damages or otherwise to the Members or the Company for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company. Each Indemnitee shall be entitled to be indemnified by the Company from the assets of the Company, or as an expense of the Company, but not by the Members, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Company. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b)

Notwithstanding subsection (a), above, the Manager and its Affiliates (when acting within the scope of authority of the Manager) and the Dealer-Manager and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Company shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4  Compensation of the Manager and its Affiliates.

Neither the Manager nor any of its Affiliate shall, in their respective capacities as such receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Member as an investment advisor as an inducement to the Person to advise the potential Member about the Company (but this does not prohibit the payment of Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the Manager nor may the Manager or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a)	Allocations and Distributions. The Manager shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

(b)	Underwriting Fees. Fees in the amount equal to $20.00 per Share sold (“Underwriting Fees”) shall be paid by the Company to the Dealer-Manager, which is an Affiliate of the Manager.

(c)	Sales Commissions. Commissions in the amount of up to $80.00 per Share sold (“Sales Commissions”) shall be paid by the Company to the Dealer-Manager and each Selling Dealer in respect of the Shares sold by each of them, provided that no Sales Commissions shall be payable by the Company in respect of any Shares sold to Affiliated Members.

(d)	Due Diligence Expenses. Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules (“Due Diligence Expenses”) may, in the Manager’s sole discretion, be reimbursed by the Company to the Dealer-Manager and each Selling Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O&O Expense Allowance otherwise payable by the Company to the Manager pursuant to Section 6.4(e) of this Agreement.

(e)

O&O Expense Allowance.    The Company shall pay to the Manager immediately following each Closing Date $35.00 per Share of the first $50,000,000 or less of Gross Offering Proceeds; $25.00 per Share for Gross Offering Proceeds in excess of $50,000,000 but not more than $100,000,000; and $15.00 per Share for Gross Offering Proceeds exceeding $100,000,000 (“O&O Expense Allowance”), whether or not the full amount thereof is actually incurred by the Manager or any of its Affiliates. The Manager shall distribute to the Dealer-Manager all or such portion of the O&O Expense Allowance as the Manager shall, in its sole and absolute discretion, deem appropriate and the Company shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The Manager shall bear any Organizational and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O&O Expense Allowance.

(f)	Acquisition Fees. Once the Company has entered into a binding contract to make an Investment, and all material conditions to the closing of such Investment have been satisfied, the Company shall pay the Manager, for services rendered in connection with acquiring the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Company for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Company to any other Person in connection with such Investment; provided, however, that:

(i)	no Acquisition Fees may be paid by or on behalf of the Company to any finder or broker that is an Affiliate of the Manager;

(ii)	the Company shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

The formula in clause (ii), is illustrated as follows:

(A)	No Indebtedness—80% of the Gross Offering Proceeds must be committed to Investments.

(B)	50% Indebtedness—50% x .0625% = 3.125%

80% – 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

(C)	80% Indebtedness—80% x .0625% = 5%

80% – 5% = 75% of the Gross Offering Proceeds must be committed to Investments.

(iii)	the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

If the Company purchases an Investment from the Manager or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

(g)	Management Fees. Each month, the Company shall pay to the Manager Management Fees attributable to the Gross Revenues of the Company (excluding any interest income component thereof) during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Members in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Company does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Company has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, the Manager shall not receive any Management Fees with respect to any Investments made during the Liquidation Period.

(h)	Re-Sale Fees. For providing services in connection with the sale of any Investment, the Company shall pay to the Manager the applicable Re-Sale Fee; provided that:

(i)	in no event shall any Re-Sale Fees be paid prior to Payout;

(ii)	the Manager shall not be entitled to receive any Re-Sale Fees to the extent that such amount would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment; and

(iii)	Re-Sale Fees that cannot be paid to the Manager when earned because Payout has not been achieved shall accrue, without interest, and be paid to the Manager at Payout.

(i)	Re-Leasing Fees. Until the end of the Operating Period, the Company shall pay the Manager Re-Leasing Fees for providing substantial re-leasing services (including, but not limited to, ongoing marketing or hiring or arranging for the hiring of crews or operating personnel) in connection with the re-lease of the Company’s Equipment. In addition, the Re-Leasing Fee shall only be payable to the Manager if the Equipment is not re-leased to the same lessee or its affiliates. In connection therewith, the Manager shall maintain adequate staff for rendering re-leasing services to the Company.

(j)	Other Company Expenses.

(i)	Except as otherwise provided in this Section 6.4(j), expenses of the Company, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (i), shall be billed directly to and paid by the Company.

(ii)	Subject to clause (iii) of this Section 6.4(j), the Manager and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Manager, to the prudent operation of the Company; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Company would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

(iii)	Neither the Manager nor any of its Affiliates shall be reimbursed by the Company for amounts expended by it with respect to the following:

(A)	salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the Manager or of any such Affiliate;

(B)	expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(j), above).

6.5  Other Interests of the Manager and its Affiliates.

The Manager shall be required to devote only such time to the affairs of the Company as the Manager shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The Manager or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Company’s and which may be in a position to acquire the same Investments at the same time as the Company. Neither the Manager nor its Affiliates shall be obligated to present any particular investment opportunity to the Company, and the Manager and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Company funds), or to recommend to any Affiliate of the Manager (including the Company), any particular investment opportunity.

The Manager and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The Manager and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Company), any particular investment opportunity after considering the factors in the following paragraph.

If the aggregate amount of Investments available from time to time to the Company and to other Programs is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Manager will take into account the time period the particular Program has been seeking Investments. In allocating Investments among Programs, the Manager will take into consideration:

(a)	whether the required cash needed for the Investment is greater than the cash available for Investment by the Programs;

(b)	whether the amount of debt is above levels deemed acceptable for the Programs;

(c)	whether the investment is appropriate for the Programs’ objectives, which include the avoidance of concentration of exposure to any one class of Equipment;

(d)	whether the Lessee credit quality satisfies the Programs’ objectives, which include maintaining high-quality portfolios with creditworthy Lessees while avoiding concentrations of exposure to any individual Lessee;

(e)	whether the term of the Investment extends beyond the liquidation period of the Programs;

(f)	whether the available cash flow (or lack thereof) is commensurate with the Programs’ need to make certain distributions to their investors during their operating periods;

(g)	whether the transaction structure, particularly with respect to the end-of-lease options governing the Equipment, provides the Programs with the residual value opportunity commensurate with the total return requirements of the Programs; and

(h)	whether the transaction complies with the terms of the Programs’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the Manager and Programs, on the one hand, and the Company, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company or other Program.

If conflicts arise between the Company and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the Manager to the Program attempting to re-lease or sell Equipment which has been subject to the Lease which expired first, or, if the Leases expire simultaneously, the Lease which was first to take effect. However, the Manager, in its discretion, may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the Manager’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Company.

Section 7.    POWERS AND LIABILITIES OF MEMBERS.

7.1  Absence of Control Over Company Business.

The Members hereby consent to the exercise by the Manager of the powers conferred upon the Manager by this Agreement. No Member shall participate in or have any control over the Company’s business or have any right or authority to act for, or to bind or otherwise obligate, the Company (except one who is also the Manager, and then only in its capacity as the Manager). No Member shall have the right to have the Company dissolved and liquidated or to have all or any part of such Member’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2  Limited Liability.

The liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company.

No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 8.    DISTRIBUTIONS AND ALLOCATIONS.

8.1  Distributions of Cash.

(a)	The Manager shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Members. Until the end of the Operating Period, the Manager intends to distribute, to the extent available, cash to the Members in an amount at least equal to the following:

Monthly cash distributions equal to one-twelfth of the Initial Distribution Rate, as determined by the Manager, multiplied by each Member’s respective Capital Contribution as such Capital Contribution is reduced by any portion thereof which has been (A) returned to such Member pursuant to Section 8.6 or (B) received by such Member in connection with a repurchase by the Company of such Member’s Shares pursuant to Section 10.5 of this Agreement; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Company is unable to make, and without reduction for any cash distributions actually made, in any prior period).

(b)	Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the Manager and 99% to the other Members. After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the Manager and 90% to the other Members.

(c)	Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

(d)	Members who make Capital Contributions to the Company prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1(a) with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Members on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.6% of the Member’s Capital Contribution or (ii) the amount of the annual Initial Distribution Rate times the Member’s Capital Contribution, the greater of which is divided by a fraction, the numerator of which is the number of full months the Member’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 12.

8.2  Allocations of Profits and Losses.

(a)	The Profits and Losses of the Company shall be determined for each Fiscal Year or Fiscal Period.

(b)	Except as otherwise provided in this Agreement, whenever a proportionate part of the Company’s Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

(c)	Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i)	first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

(ii)	next, in a manner that will cause (A) the excess of the Members’ (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager’s Capital Account balance, to be in the ratio of 90% to 10%; and

(iii)	thereafter, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns).

(d)	Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:

(i)	first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

(ii)	next, in a manner that will cause (A) the excess of the Members’ (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager’s Capital Account balance, to be in the ratio of 90% to 10%; and

(iii)	thereafter, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns).

(e)	Losses for any Fiscal Period shall be allocated as follows:

(i)	first, 1% to the Manager and 99% to the Members until the Members (including the Manager with respect to any Shares it owns) have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

(ii)	next, to the Members in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

(iii)	thereafter, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Member (other than the Manager) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 8.2(e) and, when no Member (other than the Manager) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

(f)	Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

(i)	Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Member shall be specifically allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)	Company Nonrecourse Deductions. Company Nonrecourse Deductions for any Fiscal Period shall be allocated 10% to the Manager and 90% to the other Members, including the Manager with respect to any Shares it owns.

(iii)	Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made or guaranteed or is otherwise liable with respect to the Loan to which such Member Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv)	Qualified Income Offset. If in any Fiscal Period, any Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in

Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(v)	Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Members in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts.

(vi)	Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(v) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

If the Manager determines, after consultation with counsel, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) “misallocated item”), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vii)	Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Company by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

(viii)	Transactions with the Company. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

(ix)	Fees and Commissions Paid to the Manager. It is the intent of the Company that, any amount paid or deemed paid to the Manager as a fee or payment described in Section 6.4 shall be treated as a “guaranteed payment” or a payment to a Member not acting in his capacity as a Member pursuant to Section 707(a) or (c), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or, a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Company gross ordinary income equal to such payment.

(x)	Sales Commissions, Underwriting Fees and O & O Expense Allowance. Sales Commissions, Underwriting Fees and the O&O Expense Allowance shall be allocated 100% to the Members. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O&O Expense Allowance, shall be allocated 100% to the Manager.

8.3  Tax Allocations; Code Section 704(c); Revaluations.

(a)	In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b)	In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

(c)	Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4  Distributions and Allocations Among the Members.

(a)	Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made.

(b)	All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Members (other than the Manager) are admitted to the Company shall be allocated among such Members as follows:

(i)	first, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

(ii)	second, all Profits and Losses for such Fiscal Year shall be allocated among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in such Fiscal Year that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager); and

(iii)	third, all monthly distributions made to such Members pursuant to Section 8.1(b) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager).

If the Manager determines at any time that the sum of the monthly distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member’s share of the total distributions made or to be made by the Company for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

(c)	In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Company in accordance with Section 8.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(b)(iii).

(d)	Each distribution made to a Member (other than the Manager) pursuant to Section 8.1(b), 8.6 or 11.3 of this Agreement, and any amount paid to such Member with respect to a repurchase of such Member’s Shares pursuant to Section 10.5 shall be applied as follows:

(i)	first, in reduction of such Member’s Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

(ii)	then, in reduction of such Member’s Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Company fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (i) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Manager to obtain the Consent of the Members unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Member.

8.6  Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Company, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Company to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

8.7  Members’ Return of Investment in the Company.

Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Company remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of the Manager or any other Member, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8  No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Company’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

8.9  Company Entitled to Withhold.

The Company shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member’s participation in the Company. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Company (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Member to the Company. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Company in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9.    WITHDRAWAL OF THE MANAGER.

9.1  Voluntary Withdrawal.

The Manager may not voluntarily withdraw as a Manager from the Company unless (a) the Members have received written notice of the Manager’s intention to withdraw 60 days in advance, (b) the Company shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes and (c) a Substitute Manager shall have been selected and such Substitute Manager (i) shall have expressed a willingness to be admitted to the Company, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient to satisfy the net worth requirements for “sponsors” under the NASAA Guidelines.

9.2  Involuntary Withdrawal.

The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Company upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

For purposes of this Section 9.2 and Section 13, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract or agreement with the Manager or any such Affiliate.

9.3  Consequences of Withdrawal.

(a)

Upon the voluntary withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) an amount equal to the positive balance, if any, in the Manager’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Company through such date of withdrawal and any unrealized gains and losses inherent in the Company’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Company then held by the Manager, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the Withdrawal of the Manager shall remain payable to the Manager notwithstanding any such Withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager, (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Company shall be terminated. The right of the Manager, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Company or any Member against the Manager, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the Manager has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Company of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager.

(b)	Upon the Involuntary Withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) the fair market value of its interest in the income, losses, distributions and capital of the Company as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the Withdrawal of the Manager shall remain payable to the Manager notwithstanding any such Withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager; and (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Company shall be terminated.

(c)	For purposes of this Section 9.3, the fair market value of the withdrawn Manager’s interest in the income, losses, distributions and capital of the Company shall be determined, in good faith, by such Manager and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager’s Shares within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Company.

(d)	The method of payment to the Manager upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Company. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Company, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under Agreement had the Manager not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Company would be required to pay to an unrelated bank or commercial lending institution for an unsecured, (sixty) 60-month loan of like amount or (ii) the rate of interest from time to time announced by JP Morgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4  Continuation of Company Business.

In the event that the Manager withdraws from the Company, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Company as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Company shall continue. If no Substitute Manager shall have been so admitted to the Company within 90 days following the date of the Manager’s Withdrawal, then the Company shall be dissolved.

Section 10.    TRANSFER OF SHARES.

10.1  Withdrawal of a Non-Manager Member.

A Member (other than the Manager) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

10.2  Assignment.

(a)	Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Manager) may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i)	such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A)	set forth the terms of such Assignment;

(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C)	include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D)	otherwise be satisfactory in form ~~and substance~~ to the Manager.

(b)	Notwithstanding the foregoing, unless the Manager shall specifically consent, no Shares may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii)	to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company’s taxable year or its status as a partnership for federal income tax purposes; provided, however, that the Company may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company’s taxable year or its status as a partnership for federal income tax purposes;

(iii)	to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Delaware Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v)	if such Assignment would result in the transfer of less than five (5) Shares (unless such Assignment is of all of the Shares owned by such Member);

(vi)	if such Assignment would result in the retention by such Member of less than five (5) Shares;

(vii)	if, in the reasonable belief of the Manager, such Assignment might violate applicable law; or

(viii)	if such transfer would cause the Shares to be owned by any person who is not a United States citizen or a resident alien with an address in the United States.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c)	The Manager shall not recognize, for any purpose whatsoever, an Assignment of Shares (or interest therein) if such Assignment occurred on a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”). The Members agree to provide all information respecting Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder.

(d)	Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3  Substitution.

(a)	An Assignee shall be admitted to the Company as a Substitute Member only if:

(i)	the Manager has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

(ii)	such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the Manager reasonably may require to determine compliance with this Section 10.

(b)	An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4  Status of an Assigning Member.

Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

10.5  Limited Right to Request the Repurchase of Shares.

(a)	Commencing with the one-year anniversary of the admission of the Member to the Company, such Member (other than the Manager or an Affiliated Member) may request that the Company repurchase, and, subject to the availability of funds, in accordance with the Company’s Share Repurchase Plan and this Section 10.5, such Member’s Shares. The Company shall not, in any calendar year, repurchase Shares that, in the aggregate, along with all Shares otherwise transferred in such calendar year, exceed 2% of the total Shares outstanding as of the last day of such year. With the prior Consent of the Manager, the Company shall repurchase, for cash, up to 100% of the Shares of such Member, at the Applicable Repurchase Price. The Company shall be under no obligation to repurchase Shares of a Member and shall do so only in the sole and absolute discretion of the Manager. In this regard, the Manager may take into consideration the time of year during which a repurchase request is made, and the effect such a repurchase would have on the 2% limit (described above).

(b)

No reserves shall be established by the Company for the repurchase of Shares. The availability of funds for the repurchase of any Share shall be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be repurchased only if such repurchase would not impair the capital or the

Operations of the Company and would not result in the termination under the Code of the Company’s taxable year or of its federal income tax status as a partnership.

(c)	A Member desiring to have a portion or all of his Shares repurchased shall submit a request in form and substance satisfactory to the Company in accordance with the Share Repurchase Plan. Requests may be withdrawn by the Member at any time.

(d)	In the event that the Manager receives requests for the Company to repurchase more Shares than there are funds sufficient to repurchase, the Manager shall repurchase such Shares on a pro rata basis from all Members who shall so request repurchase in accordance with the Share Repurchase Plan.

(e)	In the event that all Shares of any Member are repurchased, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the repurchase of all Shares of such Member, cease to have the rights of a Member.

(f)	The Company has sole discretion with respect to termination, amendment or suspension of the Share Repurchase Plan.

Section 11.    DISSOLUTION AND WINDING-UP.

11.1  Events Causing Dissolution.

The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a)	the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Company in accordance with Section 9.5 of this Agreement; or

(b)	the voluntary dissolution of the Company (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority Interest without action by the Manager; or

(c)	the Sale of all or substantially all of the Investments of the Company; or

(d)	the expiration of the Company term specified in Section 4 of this Agreement; or

(e)	the Operations of the Company shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

(f)	any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

11.2  Winding-Up of the Company; Capital Contribution by the Manager Upon Dissolution.

(a)	Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

(i)	the Manager (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Company, which Person, in either event, may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Company (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager (or such other Person effecting the winding up) to effectuate an orderly winding-up;

(ii)	all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Section 8;

(iii)	in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Company as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager (for this purpose, any payments made by the Manager as co-signatory or guarantor of any of the Indebtedness of the Company and not yet reimbursed to the Manager at the time of dissolution of the Company and any amounts due and unpaid to the Manager on, under or with respect to any Company Loans at the time of such dissolution may, at the election of the Manager, be deemed to be Capital Contributions by the Manager to the Company and, in such case, any obligation of the Company to reimburse or repay such amounts shall thereupon cease);

(iv)	the proceeds from Sales and all other assets of the Company shall be applied and distributed in liquidation as provided in Section 11.3; and

(v)	the Manager (or such other Person effecting the winding-up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

(b)	If the winding-up of the Company is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3  Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(a)	first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(b)	next, to the setting up of any Reserve that the Manager (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such Reserve may, in the sole and absolute discretion of the Manager (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

(c)	next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement;

(d)	next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement; and

(e)	thereafter, to the Members in proportion to, and to the extent of, the positive balances of their Capital Accounts.

Section 12.    FISCAL MATTERS AND REPORTS.

12.1  Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Company shall be held in the name of the Company. The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. Except in connection with Joint Ventures, the funds of the Company shall not be commingled with the funds of any other Person.

12.2  Maintenance of and Access to Basic Company Documents.

(a)	The Manager shall maintain at the Company’s principal office, the following documents:

(i)	the Membership List;

(ii)	a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed;

(iii)	copies of this Agreement and any amendments hereto;

(iv)	copies of the audited financial statements of the Company for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members’ equity at or for such Fiscal Year, together with the report of the Company’s independent auditors with respect thereto;

(v)	copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Company; and

(vii)	investor suitability records for Shares sold by any Affiliate of the Manager for a period of six years.

(b)	Each Member and his or her designated representative shall be given access to all of the foregoing records of the Company and such other records of the Company which relate to business affairs and financial condition of the Company, and may inspect the same and make copies of the same (subject, in the case of copying the Membership List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Member, during normal business hours upon reasonable advance written notice to the Manager, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Member or his or her representative will wish to examine or copy or both.

(c)	In addition, the Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Company of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Member shall certify to the Company that the Member is not requesting the Membership List for the purpose of (i) providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member’s designated representative(s)), (ii) selling the Membership List, (iii) using the Membership List for a commercial purpose unrelated to the Shares, or (iv) using the Membership List for an unlawful purpose.

(d)

If the Manager refuses or neglects to (i) permit a Member or his or her representative to examine the Membership List at the office of the Company during normal business hours and with reasonable notice to the Manager or (ii) produce and mail a copy of the Membership List within ten (10) days after receipt of the applicable Member’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Manager shall be liable to such Member who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, or (ii) has not provided the Manager with the certification called for by Section 12.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member’s purpose in requesting the Membership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party

(other than to the Member’s designated representative(s)), (B) selling the Membership List, (C) using the Membership List for a commercial purpose unrelated to the Shares, or (D) using the Membership List for an unlawful purpose. The remedies provided under this Section 12.2 to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

12.3  Financial Books and Accounting.

The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Company shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4  Fiscal Year.

Except as may otherwise be determined from time to time by the Manager (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5  Reports.

(a)	Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall send, to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

(i)	a report containing the same financial information as is contained in the Company’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Company at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Members’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

(ii)	a tabular summary, prepared by the Manager, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Company to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Company and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

(iii)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

(b)	Annual Reports. Not later than 120 days after the end of each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year the following written materials:

(i)	financial statements for the Company for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members’

equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor’s report containing an opinion of the Company’s auditors;

(ii)	an analysis, prepared by the Manager (which need not be audited by the Company’s auditors), of distributions made to the Manager and the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

(A)	Cash From Operations during such period;

(B)	Cash From Operations during a prior period which had been held as Reserves;

(C)	Cash From Sales;

(D)	Capital Contributions originally used to establish a Reserve;

(iii)	a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Company’s Investments held at the end of such Fiscal Year, which report shall state:

(A)	the condition of each such item of Equipment, to the knowledge of the Manager;

(B)	how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Company or held for lease, repair or sale), to the knowledge of the Manager;

(C)	the remaining term of any Lease to which such Equipment is subject;

(D)	the projected or intended use of such Equipment during the next following Fiscal Year;

(E)	the method used to determine values set forth therein;

(F)	such other information as may be relevant to the value or use of such Equipment as the Manager, in good faith, deems appropriate;

(iv)	the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Manager and its Affiliates by the Company during such Fiscal Year identified (and properly allocated) as to type and amount:

(A)	In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Company and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

(B)	In the case of reimbursed costs and expenses, the Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company’s portion of such total amounts were allocated between the Company and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such auditors shall state that, in connection with the performance of such audit, such auditors reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

(C)	The additional costs of the special review required by this subsection (iv) will be itemized by the auditors on a Program by Program basis and may be reimbursed to the Manager and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

(v)	until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6  Tax Returns and Tax Information.

The Manager shall:

(a)	prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b)	deliver to each Member by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Member’s share of the Company’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7  Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the accountants, and the Manager may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

12.8  Federal Tax Elections.

The Company, in the sole and absolute discretion of the Manager, may make elections for federal tax purposes as follows:

(a)	in case of a transfer of all or some of the Shares of a Member, the Company, in the absolute discretion of the Manager, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Company. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b)	all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by counsel or the accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9  Tax Matters Partner.

(a)

The Manager is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Any Member shall have the right to participate in such administrative or judicial proceedings relating to the determination of Company items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company, and actions taken by the Manager as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Members.

(b)	The Tax Matters Partner shall have the following duties;

(i)	to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Shares owned and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii)	to the extent and in the manner required by applicable law and regulations, to keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

(c)	Subject to Section 6.3 hereof, the Company shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Manager nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Manager and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

(d)	The Tax Matters Partner is hereby authorized, but not required:

(i)	to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

(ii)	in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Company’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii)	to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv)	to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by such item; and

(vi)	to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10  Reports to Federal and State Authorities.

The Manager shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

Section 13.    MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

13.1  Meetings of the Members.

(a)	A meeting of the Members may be called by the Manager on its own initiative, and shall be called by the Manager following its receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting (with which text the Manager shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Members). Within ten days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the Manager acting on its own initiative may submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Members holding 10% or more of the outstanding Shares).

(b)	A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Members either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the Manager upon the request of the Members) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Member at his or her record address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

(c)	For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(d)	Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(e)	At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2  Voting Rights of the Members.

Subject to Section 13.3, the Members (other than the Manager), acting by Consent of the Majority Interest may take the following actions without the concurrence of the Manager:

(a)	amend this Agreement, other than (1) in any manner to allow the Members to take part in the control or management of the Company’s business, and (2) without the specific Consent of the Manager, to alter the rights, powers and duties of the Manager as set forth in this Agreement;

(b)	dissolve the Company;

(c)	remove the Manager and elect one or more Substitute Managers; and

(d)	approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

With respect to any Shares owned by the Manager and its Affiliates, the Manager and its Affiliates may not vote on matters submitted to the Members regarding the removal of the Manager and its Affiliates or regarding any transaction between the Company and the Manager and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Manager and its Affiliates may not vote or consent, any Shares owned by the Manager and its Affiliates shall not be included.

13.3  Limitations on Action by the Members.

The rights of the Members under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Member to liability as a Manager under the Delaware Act or under the laws of any other jurisdiction in which the Company may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Member by the Manager and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Member, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Members to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Members if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Shares propose counsel for this purpose.

Section 14.    AMENDMENTS.

14.1  Amendments by the Manager.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

(a)	to add to the representations, duties or obligations of the Manager or to surrender any right or power granted to the Manager herein;

(b)	to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(c)	to preserve the status of the Company as a “partnership” for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified);

(d)	to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e)	to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f)	if the Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(g)	to change the name of the Company or the location of its principal office.

14.2  Amendments with the Consent of the Majority Interest.

In addition to the amendments permitted to be made by the Manager pursuant to Section 14.1, the Manager may propose to the Members, in writing, any other amendment to this Agreement. The Manager may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.

Section 15.    POWER OF ATTORNEY.

15.1  Appointment of Attorney-in-Fact.

By their subscription for Shares and their admission as Members hereunder, Members make, constitute and appoint the Manager, each authorized officer of the Manager and each Person who shall thereafter become a Substitute Manager during the term of the Company, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a)	this Agreement, Schedule A to this Agreement and the Certificate of Formation under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

(b)	any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Manager deems advisable;

(d)	any certificate of dissolution or cancellation of the Certificate of Formation that may be reasonably necessary to effect the termination of the Company; and

(e)	any instrument or papers required to continue or terminate the business of the Company pursuant to Section 9.5 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 8, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2  Amendments to Agreement and Certificate of Formation.

(a)	Each Member is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Company, in each case with the approval of less than all of the Members, if a specified percentage of the Members shall have voted in favor of, or otherwise consented to, such action. If, as and when:

(i)	any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Company, which amendment or action requires, under the terms of this Agreement, the Consent of the Members;

(ii)	Members holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

(iii)	any Member has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Member”),

then each non-consenting Member agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Member, and in his name, place and stead, any and all documents, certificates and instruments that the Manager may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Member is fully aware that he or she has executed this special power of attorney and that each other Member will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Company’s business and affairs.

(b)	Any amendment to this Agreement reflecting the admission to the Company of any Substitute Member shall be signed by the Manager and by or on behalf of the Substitute Member. Any amendment reflecting the withdrawal or removal of the Manager and the admission of any Substitute Manager of the Company upon the withdrawal of the Manager need be signed only by such Substitute Manager.

15.3 Power Coupled with an Interest.

The foregoing grant of authority by each Member:

(a)	is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Member;

(b)	may be exercised for such Member by a signature of such attorney-in-fact or by listing or referring to the names of all of the Members, including such Member, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c)	shall survive the Assignment by any Member of all or less than all of such Member’s Shares, provided that, if any Assignee of all of a Member’s Shares shall have furnished to the Manager a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Company of such Assignee as a Substitute Member shall have been approved by the Manager, this power of attorney shall survive such Assignment with respect to the assignor Member for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Member.

Section 16.    GENERAL PROVISIONS.

16.1  Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

(a)	If to the Company or the Manager, at the principal office of the Company, to:

ICON Leasing Fund Eleven, LLC

c/o ICON Capital Corp.

100 Fifth Avenue, Fourth Floor

New York, NY 10011

Attention: General Counsel

Telephone: (212) 418-4700

Telecopy: (212) 418-4739

with a copy to:

ICON Capital Corp.

260 California Street, 7th Floor

San Francisco, CA 94111

Attention: President

Telephone: (415) 981-4266

Telecopy: (415) ~~454-2984~~ 981-4299

(b)	If to any Member, at the address set forth in Schedule A hereto opposite such Member’s name, or to such other address as may be designated for the purpose by Notice from such Member given in the manner hereby specified.

16.2  Further Assurances.

The Members will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3  Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4  Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company.

16.5  Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6  Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7  Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8  Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Member, a separate subscription agreement or signature page executed by one or more such Members), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9  Creditors.

No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor except solely by an assignment of the Shares of a Member as provided herein above

16.10  Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

16.11  Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Manager may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Manager and not any such assignee shall remain solely liable for its obligations hereunder.

16.12  Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Company, any right that he or she may have to maintain any action for partition with respect to the property of the Company.

Section 17.    DEFINITIONS.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment and leases, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Manager, accounting fees and expenses, costs of each acquisition of an item of Equipment or Lease (including the negotiation of Leases and the negotiation and documentation of Company borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Manager, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which his or her Shares, or the Manager’s Shares, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Member is treated as being obligated to contribute to the Company pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Adjusted Capital Contribution” means, as to any Member (other than the Manager), as of the date of determination, such Member’s Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Member by the Company which are deemed to be in reduction of such Member’s Capital Contribution pursuant to Section 8.4(d)(ii).

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or manager of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or manager, any other Person for which such Person acts in such capacity.

“Affiliated Investment” means any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Member” means any officer, employee or securities representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

“Agreement” means this Limited Liability Company Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

“Applicable Repurchase Price” means, with respect to any Share, the following amount (determined as of the date of repurchase of such Share):

(a)  during the Offering Period, at $920 per Share, minus cash distributions received;

(b)  during the Operating Period, at $950 per Share plus a 4% annual return for each full year of membership, minus cash distributions received; and

(c)  during the Liquidation Period, at a price per Share equal to the net asset value per Share as determined from the most recent financial statements of the Company.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Member pursuant to Section 5.4 of this Agreement.

“Capital Contributions” means (a) as to the Manager, its initial $1,000 contribution to the capital of the Company plus such additional amounts as may be contributed to the capital of the Company by the Manager, (b) as to the Initial Member, its initial $1,000 contribution to the capital of the Company, which contribution shall be returned to the Initial Member upon the admission of additional Members to the Company and (c) as to any other Member, the gross amount of initial investment in the Company actually paid by such Member for Shares, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means cash provided to the Company from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Company as a result of a Sale reduced by (a) all Indebtedness of the Company required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Manager), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Manager and (d) all expenses incurred in connection with such Sale. In the event the Company takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Company with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Company for tax or accounting purposes. If, in payment for Equipment sold, the Company receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Closing” means the admission of Members to the Company in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Member shall be admitted to the Company, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the Securities and Exchange Commission.

“Company” means ICON Leasing Fund Eleven, LLC, a Delaware limited liability company.

“Company Loan” has the meaning specified in Section 6.2(c) of this Agreement.

“Company Minimum Gain” has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Company Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

“Company Nonrecourse Deductions” shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person.

“Cumulative Return” means, as to any Member, an amount equal to an eight (8.0%) percent annual cumulative return on such Member’s Adjusted Capital Contribution (calculated before application of any distribution made to such Member on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

“Dealer-Manager” means ICON Securities Corp., an Affiliate of the Manager.

“Dealer-Manager Agreement” means the agreement entered into between the Company and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. Code Ann. tit. 6, Sections 18-101, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Equipment” means any equipment, rights relating to equipment (including residual rights) and related property, real or personal, acquired by the Company, or in which the Company has acquired a direct or indirect interest, of the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible real or personal property which at any time is owned in fee simple or subject to a Lease.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means JP Morgan Chase Bank or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Company, the Manager, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Termination Date.

“First Cash Distributions” means, with respect to any Member, distributions made to such Member by the Company during the Offering Period and Operating Period on a monthly basis equal to the Member’s Capital Contribution (as such Capital Contribution is reduced by any amounts of uninvested Capital Contributions distributed to such Member pursuant to Section 8.6, by any amounts paid to such Member for the repurchase of such Member’s Shares pursuant to Section 10.5 and by distributions in any prior month in excess of one-twelfth of the Initial Distribution Rate on a Member’s Capital Contribution) times one-twelfth of the Initial Distribution Rate.

“Fiscal Period” means any interim accounting period established by the Manager within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 12.4 of this Agreement.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Company’s organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

“Full-Payout Lease” means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Company to recover the Purchase Price of the Equipment subject to such lease.

“Gross Asset Value” means, with respect to any asset of the Company, the asset’s adjusted tax basis, except that:

(a)  the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution;

(b)  the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at such times as the Members’ Capital Accounts are adjusted pursuant to Section 5.4(h) hereof;

(c)  the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

(d)  to the extent not otherwise reflected in the Members’ Capital Accounts, the Gross Asset Values of Company assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

(e)  if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Company’s gross income for federal income tax purposes.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Members other than the Manager and the Initial Member in the Offering.

“Gross Revenues” means receipts of the Company from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Company (other than Subscription Monies).

“Gross Share Price” means $1,000.00 for each whole Share purchased by a Member (other than an Affiliated Member); provided, however, that for Members who purchase Shares from a broker who does not charge a Sales Commission, the Gross Share Price is $920.00 per Share.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Company on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Company, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Company.

“Initial Distribution Rate” means the initial rate of distributions to be paid on a Member’s Capital Contributions as determined by the Manager, in the Manager’s sole discretion.

“Investment Committee” means a committee established by the Manager to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Manager.

“Investments” means, collectively, the Company’s portfolio, from time to time, of Equipment and Leases (including any interest of the Company therein, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise), working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Company pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Company acts jointly with any Program or with any non-Affiliated Person to make Investments.

“Lease” means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

“Leasing Fees” means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

“Lender” means any Person that lends cash or cash equivalents to the Company, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

“Lessee” means a lessee under a Lease.

“Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Company’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least thirty six (36) months beyond the end of the Operating Period but which could last until the expiration of the term of the Company as set forth in Section 4.

“Majority” or “Majority Interest” means Members owning more than 50% of the aggregate outstanding Shares.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases (except for Operating Leases for which management services are performed by non-Affiliates under the Manager’s supervisions for which 1% of annual Gross Revenues realized shall be payable) and (ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases; (b) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Company in the manner contemplated by the NASAA Guidelines (i.e., the Manager provides both asset management and additional services relating to the continued and active operation of such Equipment, such as ongoing marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (c) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

“Manager” means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute Manager duly admitted to the Company in accordance with this Agreement, in such Person’s capacity as a Manager of the Company. For purposes of Sections 6.2 (b) and (c), and Section 6.4, “Manager” shall also mean any Person directly or indirectly instrumental in organizing, wholly or in part, the

Company or any Person who will manage or participate in the management of the Company, and any Affiliate of such person; provided, however, it does not include a Person whose only relation with the Company is that of an independent equipment manager and whose only compensation is as such nor wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Shares.

“Maximum Offering” means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total of ~~200,000~~ 375,000 Shares on or before the Final Closing Date.

“Member” means any Person who is the owner of at least one Share and who has been admitted to the Company as a Member and any Person who becomes a Substitute Member in accordance with this Agreement, in such Person’s capacity as a Member of the Company.

“Member Nonrecourse Debt” means any Company nonrecourse liability for which any Member bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Member Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

“Member Nonrecourse Deductions” shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering” means receipt and acceptance by the Company of subscriptions for not less than 1,200 Shares (excluding any Shares in excess of 60 Shares collectively subscribed for by the Manager or any Affiliate of the Manager).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“NASD” means the National Association of Securities Dealers, Inc.

“Net Lease” means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O&O Expense Allowance payable by the Company.

“Net Share Price” means $1,000 for each whole Share less an amount equal to up to 8% thereof (equivalent to Sales Commissions) for each Share or fraction thereof purchased by an Affiliated Member.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“O&O Expense Allowance” has the meaning specified in Section 6.4(e) of this Agreement.

“Offering” means the offering of Shares pursuant to the Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Company, allocated pro rata to their services performed on behalf of the Company, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Company; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (h) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Company to furnish to the Members and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Company (including an allocable portion of the Company’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Company and any other investment programs sponsored by the Manager or any of its Affiliates, the Company’s interest in which equipment shall be liquidated in connection with the Company’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Company to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Company; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved.

“Operating Lease” means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 36 months.

“Operations” means all operations and activities of the Company except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Company for, qualification under federal and state securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions and Underwriting Fees payable to the Dealer-Manager or any Selling Dealer), including, but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Manager or any of its Affiliates while engaged in organizing the Company and registering the Shares.

“Payout” means the time when the aggregate amount of cash distributions to a Member (other than the Manager) equals the amount of such Member’s Capital Contribution plus an amount equal to an eight (8.0%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Member as first being applied to satisfy such 8.0% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Member’s Capital Contribution). Income earned on escrowed funds and distributed to Members may be used to satisfy the cumulative return requirement.

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the Manager and any of its Affiliates.

“Profits” or “Losses” means, for any Fiscal Year, the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)  any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

(b)  any expenditure of the Company described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

(c)  gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(d)  in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

(e)  any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

“Program” means, in addition to the Company, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in Equipment or Leases.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Company, including the cash paid, Indebtedness incurred, assumed or to which the Company’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such item of Equipment or Lease, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm’s length basis with a view to transferring such Investments to the Company, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time and within generally accepted accounting principles. With respect to any Investment sold by the Company, “Purchase Price” means the price paid to the Company, including the cash paid, Indebtedness incurred, assumed or to which the buyer’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject. Purchase Price shall also include, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price (including Indebtedness that would be assumed if the option were concurrently exercised) and the price to acquire the option.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the Registration Statement for the Shares on a proper form filed with the Commission under the Securities Act which Registration Statement was declared effective by the Commission.

“Re-Leasing Fees” means, a fee in an amount equal to the lesser of: (i) 2% of monthly Gross Revenues from the re-Lease of Equipment to a party who was not previously a lessee thereof; or (ii) fees which are competitive and/or customarily charged by others rendering comparable leasing services for similar Equipment transactions; provided, however, that no Re-Leasing Fees shall be paid if the Manager receives Management Fees equal to 7% of the Gross Revenues pursuant to Section 6.4(g) of this Agreement.

“Re-Sale Fees” means the lesser of: (i) 3% of the Purchase Price paid to the Company by the purchaser of the Investment; or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of Investments of similar size, type and location.

“Reserves” means reserves established by the Company for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the Company’s aggregate Adjusted Capital Contributions.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Dealer” means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the Dealer-Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Dealer-Manager.

“Selling Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Share” means a membership interest in the Company.

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Shares.

“Substitute Manager” means any successor to the Manager admitted to the Company in accordance with Section 9.5 of the Agreement.

“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager is designated Tax Matters Partner for the Company in Section 12.9 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the Manager at any time.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Underwriting Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Unpaid Cumulative Return” means, as to any Member, the amount of such Member’s Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Member by the Company pursuant to Sections 8.1(b) and 11.3 of this Agreement which are deemed to be a reduction of such Member’s Unpaid Cumulative Return pursuant to Section 8.4(d)(i).

“Unpaid Target Distribution” means, as to any Member, as of any given date, the sum of such Member’s Adjusted Capital Contribution plus such Member’s Unpaid Cumulative Return.

“Voluntary Withdrawal” means, with respect to the Manager, the voluntary withdrawal from the Company of the Manager as the Manager of the Company, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager’s Shares pursuant to Section 9.1 of this Agreement.

“Withdrawal” means, with respect to the Manager, the Voluntary or Involuntary Withdrawal of such Manager.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGER:	ICON CAPITAL CORP.

By:

ICON LEASING FUND ELEVEN, LLC

100 Fifth Avenue

4th Floor

New York, New York 10011

(212) 418-4700

CONSENT FORM

THE CONSENT SOLICITATION PERIOD EXPIRES AT 5:00 P.M., EASTERN TIME, ON APRIL 7, 2006, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE EXTENDED, THE “SOLICITATION PERIOD”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

YOUR CONSENT IS BEING SOLICITED BY ICON CAPITAL CORP., THE MANAGER OF ICON LEASING FUND ELEVEN, LLC (“FUND ELEVEN”). YOU SHOULD READ THE CONSENT SOLICITATION STATEMENT TO WHICH THIS CONSENT FORM RELATES BEFORE YOU COMPLETE THIS CONSENT FORM. WHEN THIS CONSENT FORM IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF A PROPERLY EXECUTED CONSENT FORM IS RETURNED WITHOUT ANY VOTE BEING SPECIFIED, THE SHARES REPRESENTED HEREBY WILL BE DEEMED TO HAVE CONSENTED TO THE LLC AMENDMENTS.

If you have any questions, please call ACS Securities Services, Inc. at (800) 357-3372.

THE MANAGER RECOMMENDS A VOTE “FOR” THE LLC AMENDMENTS.

The undersigned Member of Fund Eleven does hereby consent, with respect to all Shares owned by the undersigned, as follows:

To approve the amendments to the LLC Agreement as described in the Consent Solicitation Statement.

FOR: ☐	AGAINST: ☐	ABSTAIN: ☐

TO CONSENT, SIMPLY MARK, SIGN AND DATE THIS CONSENT FORM AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE OR BY FAX TO ACS SECURITIES SERVICES, INC. AT (214) 887-7411.

PLEASE SIGN AND PRINT YOUR FULL NAME BELOW, EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL ON THE ACCOMPANYING REPLY ENVELOPE (UNLESS YOUR MAILING LABEL NAME IS PRINTED INCORRECTLY).

If your Shares are owned jointly, all holders should sign below. When signed as attorney, personal representative, administrator, trustee or guardian, please provide your full title and the name of the person or trust on whose behalf you are authorized to act. If there is more than one trustee, all should sign. If by a corporation, please sign using the full corporate name by the president or other authorized officer. If by a partnership, please sign using the full partnership name by an authorized person, indicating, where proper, the official position or representative capacity of such person.

IF YOU OWN SHARES IN MULTIPLE ACCOUNTS, FOR EXAMPLE, IN AN IRA AND INDIVIDUALLY, YOU WILL RECEIVE A SEPARATE CONSENT SOLICITATION STATEMENT FOR EACH ACCOUNT. PLEASE RETURN A CONSENT FORM FOR EACH ONE IN ORDER FOR ALL YOUR SHARES TO BE VOTED.

The undersigned Member(s) hereby acknowledges receipt of the Consent Solicitation Statement dated March 8, 2006.

Dated:
(Signature)

(Print Name – Last, First, Middle Initial)

(Signature – if held jointly)

(Print Name – Last, First, Middle Initial)